Exhibit 32

METHODE ELECTRONICS, INC.

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Methode Electronics, Inc. (the “Company”) certifies that the Quarterly Report on Form 10-Q of the Company for the quarter ended October 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 12, 2003	/s/ William T. Jensen
William T. Jensen Chairman
(chief executive officer)

Dated: December 12, 2003	/s/ Donald W. Duda
Donald W. Duda President
(chief operating officer)

Dated: December 12, 2003	/s/ Douglas A. Koman
Douglas A. Koman
Vice President, Corporate Finance (chief financial officer)